UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2013

DCP MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-32678	03-0567133
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

370 17th Street, Suite 2500
Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

(303) 633-2900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 31, 2013, Thomas C. O’Connor retired as Chairman of the Board and as a member of the board of directors (the “Board”) of DCP Midstream GP, LLC (the “General Partner”), the general partner of the general partner of DCP Midstream Partners, LP (the “Partnership”). Effective January 1, 2014, Wouter van Kempen was appointed as a member of the Board and as Chairman of the Board of the General Partner. Since January 1, 2013, Mr. van Kempen, age 44, has served as the Chief Executive Officer of the General Partner and the Chairman of the Board, Chief Executive Officer, and President of DCP Midstream, LLC (“DCP Midstream”), the owner of the General Partner. The Board has not appointed Mr. van Kempen to any committee of the Board at this time.

Mr. van Kempen previously served as Chief Operating Officer and President of DCP Midstream, LLC since September 2012. Prior to that, Mr. van Kempen was President, Gathering and Processing, of DCP Midstream from January 2012 to August 2012, President, Midcontinent and Permian Business Units, and Chief Development Officer from June 2011 to December 2011. Mr. van Kempen joined DCP Midstream in August 2010 as President, Midcontinent, and Chief Development Officer. Prior to joining DCP Midstream, Mr. van Kempen was President of Duke Energy Generation Services from September 2006 to July 2010 and Vice President of Mergers and Acquisitions from December 2005 to September 2006. Mr. van Kempen joined Duke Energy in 2003 and served in a number of management positions. Prior to that, Mr. van Kempen was employed by General Electric Corp. where he held roles in the areas of mergers and acquisitions, financial planning and analysis, and audit.

Also effective January 1, 2014, Alan Harris was appointed as a member of the Board representing Spectra Energy Corp (“Spectra”) after having previously served as Spectra’s representative on the Board from January 1, 2009 through April 25, 2012. The Board has not appointed Mr. Harris to any committee of the Board at this time.

Mr. Harris is currently a special advisor on project development for Spectra. From January 2007 until December 2013, Mr. Harris was Chief Development and Operations Officer of Spectra. Prior to that, Mr. Harris served as Group Vice President and Chief Financial Officer of Duke Energy Gas Transmission since February 2004. Mr. Harris served as Executive Vice President of Duke Energy Gas Transmission from January 2003 until February 2004. Prior to that, Mr. Harris served as Senior Vice President, Strategic Development & Planning from March 2002 until January 2003 and Vice President, Controller & Strategic Planning from April 1999 until March 2002. Mr. Harris has over 30 years of experience in the energy industry.

Neither of Messrs. van Kempen or Harris has an arrangement or understanding with any other person pursuant to which they were selected as directors. Messrs. van Kempen and Harris do not have any family relationships with any director or other executive officer of the Partnership or any person nominated or chosen by the Partnership to become a director or executive officer.

As a result of these changes, the directors of the Board who are affiliated with DCP Midstream, LLC or its owners are R. Mark Fiedorek, Alan Harris, Wouter van Kempen, Andy Viens, William S. Waldheim, and Brian R. Wenzel. The continuing independent directors of the Board are Paul F. Ferguson, Jr., Frank A. McPherson, Thomas C. Morris, and Stephen R. Springer.

DCP Midstream currently owns 100% of the General Partner, which allows it to control the Partnership, and a limited partner interest of approximately 22% in the Partnership. DCP Midstream is a joint venture equally owned by Phillips 66 and Spectra. For relationships among the Partnership, the General Partner, DCP Midstream and its affiliates, please read Item 13 “Certain Relationships and Related Transactions, and Director Independence”, which is incorporated herein by reference from the Partnership’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 27, 2013.

Item 7.01 Regulation FD Disclosure.

On January 2, 2014, the Partnership issued a press release announcing the appointments of Messrs. van Kempen and Harris and the retirement of Mr. O’Connor described in Item 5.02 above. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the press release furnished as Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information or exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934, each as amended, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated January 2, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2014	DCP Midstream Partners, LP

By: DCP Midstream GP, LP
its General Partner

By: DCP Midstream GP, LLC
its General Partner

By: /s/ Michael S. Richards
Name: Michael S. Richards
Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated January 2, 2014.